Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

Lake & Associates CPA’s LLC

Certified Public Accountants

The Board of Directors

Home School Inc.

Gentlemen:

This letter will authorize you to include the Audit of your company dated July 20, 2009 and January 14, 2010, as to Note 12 and the effect of the restatement, for the years ended December 31, 2008 and 2007 in the Form 8-K/A to be filed with the Securities and Exchange Commission.

Yours Truly,

/s/Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

1905 Wright Blvd.

Schaumburg IL 60193

January 26, 2010